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                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 30, 1998 AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 17,
                                     1999)
                                     PROSPECTUS NUMBER: 1849


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $125,000,000


CUSIP NUMBER:            59018S 2C7


INTEREST RATE:           5.73000%


ORIGINAL ISSUE DATE:     February 26, 1999


STATED MATURITY DATE:    February 26, 2002


INTEREST PAYMENT DATES:  Each February 26 and August 26, commencing on August 26, 1999, through and including the Stated Maturity Date, subject to Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   February 23, 1999


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